EXHIBIT 19.1

Franklin Auto Trust 2005-1
Monthly Servicing Report

Collection Period:	December 2005
Distribution Date:	January 20, 2006
Number of Days in Distribution Period:	30

Section I. Original Deal Parameters

A. Original Portfolio	Principle Weighted Average
Number of	Principal	Coupon	Original Term	Remaining Term	Seasoning
Contracts	Balance	(WAC)	(Months)	(Months)	(Months)
i. Prime Loans	10,390	170,484,495.33	7.91%	67.88	60.89	6.99
ii. Non-Prime Loans	10,140	170,649,966.86	11.70%	69.16	61.90	7.26
iii. Sub-Prime Loans	612	8,865,537.90	16.34%	64.60	58.96	5.64
iv. Pre-funding account	0.00
v. Total Loans	21,142	350,000,000.09	9.97%	68.42	61.34	7.08

B. Bonds Issued
Original Principal	Legal Final
Balance	Coupon	Maturity	CUSIP
i. Class A-1 Notes	75,000,000.00	4.49625%	December 20, 2006	35242R BK 9
ii. Class A-2 Notes	82,000,000.00	4.84%	September 22, 2008	35242R BL 7
iii. Class A-3 Notes	102,000,000.00	4.91%	April 20, 2010	35242R BM 5
iv. Class A-4 Notes	46,375,000.00	5.01%	May 20, 2013	35242R BN 3
v. Class B Notes	21,000,000.00	5.12%	May 20, 2013	35242R BP 8
vi. Class C Notes	23,625,000.00	5.44%	May 20, 2013	35242R BQ 6

C. Spread Account

i. Initial Cash Deposit	0.00
ii. Spread Account Floor Amount	1,750,000.00
iii. Specified Spread Account Amount	5.25%	of Outstanding Pool Balance
iv. Maximum Spread Account Amount	10.00%	of Outstanding Pool Balance
v. Initial Letter of Credit Commitment	13,475,000.00

Section II. Deal Status as of Previous Distribution Date

A. Portfolio	Principle Weighted Average
Number of Contracts	Principal Balance	Coupon (WAC)	Original Term (Months)	Remaining Term (Months)	Seasoning (Months)

i. Prime Loans	10,390	170,484,495.33	7.91%	67.88	60.89	6.99
ii. Non-Prime Loans	10,140	170,649,966.86	11.70%	69.16	61.90	7.26
iii. Sub-Prime Loans	612	8,865,537.90	16.34%	64.60	58.96	5.64
iv. Pre-funding Account	0.00
v. Total Loans	21,142	350,000,000.09	9.97%	68.42	61.34	7.08

B. Bonds Outstanding
Principal Balance	Unpaid Interest Shortfall Amount
i. Class A-1 Notes	75,000,000.00	0.00
ii. Class A-2 Notes	82,000,000.00	0.00
iii. Class A-3 Notes	102,000,000.00	0.00
iv. Class A-4 Notes	46,375,000.00	0.00
v. Class B Notes	21,000,000.00	0.00
vi. Class C Notes	23,625,000.00	0.00

C. Spread Account

i. Spread Account Cash Balance	0.00
ii. Letter of Credit Commitment	13,475,000.00

D. Shortfall Amounts

i. Base Servicing Fee Shortfall	0.00
ii. Letter of Credit Commitment Fee Shortfall	0.00
iii. Additional Servicing Fee Shortfall	0.00

Section II. Deal Status as of Previous Distribution Date

E. Delinquencies in Period

	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Principal Balance
i. Prime Loans	0.00	0.00	0.00	0.00	0.00	0.00
ii. Non-Prime Loans	54,729.38	0.00	0.00	0.00	0.00	0.00
iii. Sub-Prime Loans	0.00	0.00	0.00	0.00	0.00	0.00
iv. Total Loans	54,729.38	0.00	0.00	0.00	0.00	0.00

	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Number of Contracts
i. Prime Loans	0	0	0	0	0	0
ii. Non-Prime Loans	4	0	0	0	0	0
iii. Sub-Prime Loans	0	0	0	0	0	0
iv. Total Loans	4	0	0	0	0	0

Principal Balance as a % of	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Previous Balance
i. Prime Loans	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
ii. Non-Prime Loans	0.03%	0.00%	0.00%	0.00%	0.00%	0.00%
iii. Sub-Prime Loans	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
iv. Total Loans	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%

Number of Contracts as a % of	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Previous Number
i. Prime Loans	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
ii. Non-Prime Loans	0.04%	0.00%	0.00%	0.00%	0.00%	0.00%
iii. Sub-Prime Loans	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
iv. Total Loans	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%

Section III. Collection Period Activity and Current Status
A. Portfolio				Principal Weighted Average
	Number of Contracts	Principal Balance	Coupon (WAC)	Original Term (Months)	Remaining Term (Months)	Seasoning (Months)
i. Prime Loans	10,179	164,699,319.58	7.91%	67.91	60.11	7.80
ii. Non-Prime Loans	9,956	166,055,265.77	11.70%	69.19	61.24	7.95
iii. Sub-Prime Loans	602	8,677,319.17	16.36%	64.66	58.23	6.43
iv. Pre-funding Account		0.00
v. Total Loans	20,737	339,431,904.52	9.98%	68.45	60.62	7.83
B. Delinquencies in Period
	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Principal Balance
i. Prime Loans	376,341.58	0.00	0.00	0.00	0.00	0.00
ii. Non-Prime Loans	1,788,550.24	0.00	0.00	0.00	178,679.66	13,107.84
iii. Sub-Prime Loans	232,013.21	0.00	0.00	0.00	8,740.00	0.00
iv. Total Loans	2,396,905.03	0.00	0.00	0.00	187,419.66	13,107.84

	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Number of Contracts
i. Prime Loans	26	0	0	0	0	0
ii. Non-Prime Loans	126	0	0	0	8	1
iii. Sub-Prime Loans	15	0	0	0	1	0
iv. Total Loans	167	0	0	0	9	1

Principal Balance as a % of	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Current Balance
i. Prime Loans	0.23%	0.00%	0.00%	0.00%	0.00%	0.00%
ii. Non-Prime Loans	1.08%	0.00%	0.00%	0.00%	0.11%	0.01%
iii. Sub-Prime Loans	2.67%	0.00%	0.00%	0.00%	0.10%	0.00%
iv. Total Loans	0.71%	0.00%	0.00%	0.00%	0.06%	0.00%

Number of Contracts as a % of	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Current Number
i. Prime Loans	0.26%	0.00%	0.00%	0.00%	0.00%	0.00%
ii. Non-Prime Loans	1.27%	0.00%	0.00%	0.00%	0.08%	0.01%
iii. Sub-Prime Loans	2.49%	0.00%	0.00%	0.00%	0.17%	0.00%
iv. Total Loans	0.81%	0.00%	0.00%	0.00%	0.04%	0.00%

Section III. Collection Period Activity and Current Status
C. Collections
i. Simple Interest Contracts
a. Interest Collections	2,695,478.14
b. Principal Collections	10,554,987.73
ii. Net Liquidation Proceeds	0.00
iii. Post Disposition Recoveries	0.00
iv. Repurchase Amounts
a. Interest	0.00
b. Principal	0.00

D. Pre-funding Account
i. Beginning Balance	0.00
ii. Withdrawal from Pre-funding Account During Current Collection Period	0.00
iii. Ending Balance	0.00

E. Total Available
i. Total Interest Collections	2,695,478.14
ii. Total Principal Collections	10,554,987.73
iii. Collected Funds	13,250,465.87
iv. Reinvestment Income Collected in Spread Account	0.00

F. Month End Pool Balance
i. Beginning Pool Balance	350,000,000.09
ii. Principal Collections	10,554,987.73
iii. Realized and Cram-Down Losses	13,107.84
iv. Month End Pool Balance	339,431,904.52

Section IV. Distribution Calculations
A. Servicing Fee
i. Servicing Fee Rate
a. Prime Receivable @ 1.00%			198,898.58
b. Non-prime Receivables @ 1.50%			298,637.44
c. Sub-prime Receivables @ 2.00%			20,686.26
d. Total Servicing Fee			518,222.27
e. Total Receivables @ 1.25%			510,416.67
ii. Base Servicing Fee (less of id. and ie.)			510,416.67
iii. Previous Servicing Fee Shortfall			0.00
iv. Additional Servicing Fee			7,805.61
v. Previous Additional Servicing Fee Shortfall			0.00
vi. Total Additional Servicing Fee			7,805.61
vii. Supplemental Servicing Fee			91,528.09
viii. Total Supplemental Servicing Fee			91,528.09

B. Letter of Credit Commitment Fee

i. Letter of Credit Commitment Fee			0.250%
ii. Base Letter of Credit Commitment Fee			2,807.29
iii. Previous Letter of Credit Commitment Fee Shortfall			0.00
iv. Total Letter of Credit Commitment Fee Due			2,807.29

C. Bond Interest
	Bond Interest Rate	Number of Days In Period	Current Interest	Previous Interest Shortfall	Accrued Interest on Interest Shortfall	Total Bond Interest Due
i. Class A-1 Notes	4.50%	43	402,789.06	0.00	0.00	402,789.06
ii. Class A-2 Notes	4.84%	42	463,026.67	0.00	0.00	463,026.67
iii. Class A-3 Notes	4.91%	42	584,290.00	0.00	0.00	584,290.00
iv. Class A-4 Notes	5.01%	42	271,061.88	0.00	0.00	271,061.88
v. Class B Notes	5.12%	42	125,440.00	0.00	0.00	125,440.00
vi. Class C Notes	5.44%	42	149,940.00	0.00	0.00	149,940.00
v. Total	4.89%	42	1,996,547.60	0.00	0.00	1,996,547.60

Section IV. Distribution Calculations
D. Bond Principal
i. Beginning Note Balance	350,000,000.00
ii. Current Pool Balance	339,431,904.52
iii. Principal Distributable Amount	10,568,095.48
E. Total Required Distributions	13,077,867.04
F. Total Available Funds	13,250,465.87
G. Required Distribution Shortfall	0.00
H. Cash Available in Spread Account	0.00
I. Reserve Account Draw	0.00
J. Letter of Credit Commitment	13,475,000.00
K. Letter of Credit Required Payment Amount	0.00
L. Total Cash Available for Distributions	13,250,465.87

Section V. Waterfall for Distributions
A. Total Available Funds	13,250,465.87
	Amount Due	Amount Paid	Shortfall	Remaining Amount Available for Distribution
B. Servicing Fee	510,416.67	510,416.67	0.00	12,740,049.20
C. Letter of Credit Commitment Fee	2,807.29	2,807.29	0.00	12,737,241.91
D. Class A Note Interest	1,721,167.60	1,721,167.60	0.00	11,016,074.31
E. Class A Principal Distributable Amount	10,568,095.48	10,568,095.48	0.00	447,978.83
F. Class B Note Interest	125,440.00	125,440.00	0.00	322,538.83
G. Class B Principal Distributable Amount	0.00	0.00	0.00	322,538.83
H. Class C Note Interest	149,940.00	149,940.00	0.00	172,598.83
I. Class C Principal Distributable Amount	0.00	0.00	0.00	172,598.83
J. Reserve Deposit	4,345,174.98	172,598.83	4,172,576.16	0.00
K. Payment of Additional Servicing Fee	7,805.61	0.00	7,805.61	0.00
M. Deposit to Principal Distribution Account	0.00	0.00	0.00	0.00

Section VI. Bond Reconciliation
	Beginning Balance	Principal Paid	Ending Balance	Interest Due	Interest Paid	Interest Shortfall
A. Class A-1 Notes	75,000,000.00	10,568,095.48	64,431,904.52	402,789.06	402,789.06	0.00
B. Class A-2 Notes	82,000,000.00	0.00	82,000,000.00	463,026.67	463,026.67	0.00
C. Class A-3 Notes	102,000,000.00	0.00	102,000,000.00	584,290.00	584,290.00	0.00
D. Class A-4 Notes	46,375,000.00	0.00	46,375,000.00	271,061.88	271,061.88	0.00
D. Class B Notes	21,000,000.00	0.00	21,000,000.00	125,440.00	125,440.00	0.00
D. Class C Notes	23,625,000.00	0.00	23,625,000.00	149,940.00	149,940.00	0.00
E. Total	350,000,000.00	10,568,095.48	339,431,904.52	1,996,547.60	1,996,547.60	0.00

Section VII. Spread Account Reconciliation
A. Net Yield Calculations
i. Current Month	0.60%
ii. Previous Month	NA
iii. Second Previous Month	NA
iv. Three-Month Average	NA
v. Previous Three Month Average	NA
vi. Second Previous Three Month Average	NA
B. Has Net Yield Trigger Event Occurred and Is It Continuing?	NO
C. Has Spread Account Deposit Event Occurred (clauses (i) through (iv) or (iv))?	NO
D. Has Spread Account Deposit Event Occurred (clause (v))?	NO
E. Required Spread Account Parameters:
i. Spread Account Floor Amount	1,750,000.00
ii. Spread Account Specified Amount	17,820,174.99
iii. Spread Account Maximum Amount	33,943,190.45
iv. Spread Account Required Amount	4,345,174.98

F. Allocations, Deposits and Reductions of the Spread Account and the Payment Provider Commitment	Deposit of Cash in Spread Account	Change in Letter of Credit Commitment	Cash on Deposit in Spread Account	Letter of Credit Commitment
i. Beginning Balance			0.00	13,475,000.00
ii. Deposit of Letter of Credit Commitment into Spread Account upon Spread Account Deposit Event (i-iv or vi)	0.00	0.00	0.00	13,475,000.00
iii. Deposit of Letter of Credit Commitment into Spread Account upon Spread Account Deposit Event (v)	0.00	0.00	0.00	13,475,000.00
iv. Deposit to Spread Account from Waterfall	172,598.83	0.00	172,598.83	13,475,000.00
v. Release from Spread Account when Net Yield Trigger Event Has Not Occurred or Has Been Deemed Cured	0.00	0.00	172,598.83	13,475,000.00

vi. Release from Spread Account when Net Yield Trigger Event Has Occurred and Has Not Been Deemed Cured	0.00	0.00	172,598.83	13,475,000.00
vii. Reduction of Letter of Credit Commitment when Net Yield Trigger Event Not Occurred or Deemed Cured	0.00	0.00	172,598.83	13,475,000.00
viii. Reduction of Letter of Credit Commitment when Net Yield Trigger Event Has Occurred and Not Deemed Cured	0.00	0.00	172,598.83	13,475,000.00

Section VIII. Extensions and Deferrals

A. Number of Extensions Performed During the Current Collection Period			859
B. Balance of Loans Extended During the Current Collection Period			13,159,495.79

Section IX. Historical Portfolio Performance

	Previous Period Cumulative Charge Offs	Current Period Charge-Offs	Previous Period Cumulative Losses	Current Period Losses	Current Period Prepayment Speed
i. Prime Loans	0.00	0.00	0.00	0.00	1.7907%
ii. Non-Prime Loans	0.00	13,107.84	0.00	13,107.84	1.3610%
iii. Sub-Prime Loans	0.00	0.00	0.00	0.00	0.9556%
iv. Total Loans	0.00	13,107.84	0.00	13,107.84	1.5664%

/s/ Harold E. Miller, Jr.		/s/ Tonya B. Roemer
Harold E. Miller, Jr.		Tonya B. Roemer
President,CEO		Vice President